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                                                                    EXHIBIT 23.6

                CONSENT OF PEACOCK, HISLOP, STALEY & GIVEN, INC.

     We hereby consent to the use of our opinion letter dated November 25, 1997, to the Board of Directors of Cruise America included as "Annex B" to the Proxy Statement/Prospectus which forms a part of the Registration Statement on Form S-4 relating to the proposed merger of CA Acquisition Corporation, a wholly owned subsidiary of Budget Group, Inc. with and into Cruise America and to the references to such opinion in such Proxy Statement/Prospectus under the captions "Summary -- Opinion of Financial Advisor," "The Merger -- Opinion of Financial Advisor," "The Merger -- Background of the Merger" and "The Merger -- Reasons for the Merger" and to the inclusion of the foregoing opinion as "Annex B" to the Proxy Statement/Prospectus.

                                          PEACOCK, HISLOP, STALEY & GIVEN, INC.
                                          Phoenix, Arizona
                                          December 15, 1997